                                                                   Exhibit 12.1


Statement Re Computation of Ratio of Earnings to Fixed Charges


                                              Nine Months Ended                                Years Ended
                                                September 30,                                  December 31,
                                            ----------------------        ---------------------------------------------------
                                              2001           2000           2000           1999          1998           1997
                                            -------        -------        -------        -------        ------        -------
                                                                       (Dollars in Thousands)

Net income                                  $ 1,702        $ 1,767        $ 2,416        $ 1,536        $  525        $  (612)
Income taxes                                    919          1,072          1,466            293            --             --
                                            -------        -------        -------        -------        ------        -------
Income before taxes                         $ 2,621        $ 2,839        $ 3,882        $ 1,829        $  525        $  (612)
                                            =======        =======        =======        =======        ======        =======

Fixed charges - total                       $14,159        $10,249        $14,944        $ 8,481        $4,907        $ 1,477
Less deposit interest
  expense                                    13,578         10,004         14,590          8,473         4,907          1,477
                                            -------        -------        -------        -------        ------        -------

Fixed charges - excluding
  deposit interest                          $   581        $   245        $   354        $     8        $   --        $    --
                                            =======        =======        =======        =======        ======        =======

Ratio calculation
  Income before taxes                       $ 2,621        $ 2,839        $ 3,882        $ 1,829        $  525        $  (612)
  Fixed charges - excluding
    deposit interest                            581            245            354              8            --             --
                                            -------        -------        -------        -------        ------        -------
  Earnings                                  $ 3,202        $ 3,084        $ 4,236        $ 1,837        $  525        $  (612)
                                            =======        =======        =======        =======        ======        =======

  Fixed charges - excluding
    deposit interest                        $   581        $   245        $   354        $     8        $   --        $    --
                                            =======        =======        =======        =======        ======        =======

  Ratio of earnings to fixed charges
    excluding deposit interest                 5.51          12.59          11.97             NM            NM             NM
                                            =======        =======        =======        =======        ======        =======

  Income before taxes                       $ 2,621        $ 2,839        $ 3,882        $ 1,829        $  525        $  (612)
  Fixed charges - total                      14,159         10,249         14,944          8,481         4,907          1,477
                                            -------        -------        -------        -------        ------        -------
  Earnings                                  $16,780        $13,088        $18,826        $10,310        $5,432        $   865
                                            =======        =======        =======        =======        ======        =======

  Fixed charges - total                     $14,159        $10,249        $14,944        $ 8,481        $4,907        $ 1,477
                                            =======        =======        =======        =======        ======        =======

  Ratio of earnings to fixed charges
    including deposit interest                 1.19           1.28           1.26           1.22          1.11           0.59
                                            =======        =======        =======        =======        ======        =======
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